Exhibit 23(ii).2

                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-80043, 333-93301, 033-83940, 333-32674, and
333-45868) of our report dated September 30, 1999, on our audit of the statements of operations, changes in stockholders' equity and comprehensive income, and cash flows of Internet Commerce Corporation for the year ended July 31, 1999, which is included in this Annual Report on Form 10-KSB.


/s/ Richard A. Eisner & Company, LLP

New York, New York
October 10, 2000